Exhibit 99.2

4th Quarter 2008 Results Presentation August 27, 2008 (r)

Participants Steven E. Nielsen President & Chief Executive Officer Tim Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

Forward-Looking Statements and Non- GAAP Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "estimate," "intend," "forecast," "may," "project," "outlook" and similar expressions identify forward-looking statements. These forward-looking statements are based on management's current expectations, estimates and projections and speak only as of the date of this presentation. Forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The factors that could affect future results and could cause these results to differ materially from those expressed in the forward-looking statements include, but are not limited to, those described under Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended July 28, 2007, and other risks outlined in the Company's periodic filings with the Securities and Exchange Commission ("SEC"). Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain "non-GAAP" financial measures as defined by SEC rules. As required by the SEC we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slide included at slide 11 of this presentation.

Q4 2008 Overview Results of $0.23 per share, non-GAAP, was at the top end of our EPS expectations Revenue up 9.8% sequentially from the 3rd quarter Year over year organic revenue growth of 1.5% Margins improved sequentially but remain pressured year over year Steady cash flow from operations $11.1 million of common stock repurchased at an average cost of $16.37 per share Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures.

Revenue by Customer Top 5 customers representing 63.7% in Q4 2008 and 64.1% in Q4 2007 Overall revenue growth was 1.5%, with top 5 customers up approximately 1.0% and all other customers up approximately 2.5%. Revenues from Charter, Qwest, and Windstream our sixth, seventh, and eighth largest customers, grew at a combined rate of approximately 42% on a year over year basis Telecommunications Underground Facility Locating Electric Utilities and Other Construction and Maintenance Q4 2008 Telecommunications 0.775000000232828 Utility Line Locating 0.175 Electric Utilities and Other Customers 0.049

Q4 2008 Backlog and Employees Current Contract Awards and Extensions Customer Area Term (in years) Qwest New Mexico 3 Verizon California (locating) 3 AT&T Alabama 3 Time Warner Cable New England Project

Q4 2008 Summary Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures. 1.5% Modest year-over-year organic revenue growth at 1.5% 1.5% (37.1%)

Selected Financial Information Modest year-over-year organic revenue growth Increase in cost of earned revenues reflects higher labor costs in relation to current operating levels and increased fuel costs. Increase in G&A driven by higher professional and legal fees and increased payroll and related expenses. Capital expenditures during fiscal 2007 and 2008 resulted in higher depreciation in Q4 2008 compared to Q4 2007. Goodwill impairment charge based on our annual impairment test of goodwill. Effective tax rate decreased from reversal of approximately $1.1 million of income tax liabilities Loss from Discontinued Operations increased as a result of the settlement of litigation and related legal costs.

Cash Flow and Capital Expenditures, net Cash flow from operations solid at $17.5 million for Q4 2008 Capital expenditures, net of disposals were $8.6 million Q4 2008 repurchase of 677,300 shares of our common stock in open market transactions for $11.1 million Combined days sales outstanding on trade receivables and net unbilled revenues was up slightly from 66 days in Q3 to 68 days in Q4 2008 Total debt, less cash balances, was steady at $131.3 million as of July 26, 2008 compared to $129.0 million at April 26, 2008

Summary Solid customer relationships At the forefront of evolving industry opportunities Major participant in the rewiring of the nation's telecommunications infrastructure Encouraged by deployment of new technologies by cable operators Strong cash flows support capital investment and share repurchases

Outlook - Q1 2009 Outlook anticipates: Slow to no growth in the U.S. economy Seasonally normal weather G&A expenses, excluding non-cash compensation, consistent on a sequential basis versus Q4 2008 A decrease in other income of approximately $1.1 million from our fourth quarter as we anticipate a decrease in the number of assets which will be sold in the first quarter of fiscal 2009 Consistent levels of depreciation during Q1 2009 versus Q4 2008 Non-cash compensation expense of approximately $1.8 million on a pre-tax basis during the quarter, up from the 4th quarter

Appendix: Regulation G Disclosure

4th Quarter 2008 Results Presentation August 27, 2008 (r)